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                                   EXHIBIT 4a

                  HERITAGE OAKS BANCORP 1990 STOCK OPTION PLAN




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                               HERITAGE OAKS BANK

                             1990 STOCK OPTION PLAN


1.       PURPOSE

         The purpose Of this 1990 Stock Option Plan (the "Plan") of Heritage Oaks Bank and its Affiliates (hereinafter collectively referred to as the "Bank"), is to secure for the Bank and its stockholders the benefits of the incentive inherent in the ownership of Common Stock of the Bank by those key, full-time employees and officers of the Bank who will share responsibility with management of the Bank for its future growth and success. Options may also be granted to non-employee directors of the Bank.

         The word "Affiliate", as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Bank, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other banks or corporations in the chain.

2.       ADMINISTRATION

         The following provisions shall govern the administration of the Plan:

                  (a) The Plan shall be administered by a committee of the Board of Directors appointed for this purpose by the Board of Directors (the "Committee") composed of not less


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than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                  (b) The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the

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eligible persons, if any, options shall be granted under the Plan; (iii)
establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be "incentive stock options", as defined in the Code, or "nonstatutory stock options"; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgement of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and
(vi) to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

3.       PARTICIPANTS

         Participants in the Plan shall be those, non-employee directors, officers and key, full-time, salaried employees of the Bank to whom options may be granted from time to time by the Committee.

4.       THE SHARES

         The shares of stock initially subject to options authorized to be granted under the Plan shall consist of ninety-two thousand three hundred ten (92,310) shares of Common Stock (the "Shares") of the Bank, or the number and kind of shares of

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stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of the Bank not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.

5.       GRANTS, TERMS AND CONDITIONS OF OPTIONS

         Options may be granted at any time prior to the termination of the Plan to non-employee directors, officers and other key, full-time, salaried employees of the Bank who, in the judgment of the Committee, contribute to the successful conduct of the Bank's operation through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate fair market value of the stock (determined as of the date the option is granted) for which any one employee may exercise incentive stock options in any calendar year (under all stock option plans of the Bank or its Affiliates) shall not exceed the amount permitted pursuant to Section 422A of the Code;
(iii) except in the case of termination by death or disability or cause or cessation of status as a director, as set forth In Section 5(c) below, the granted option must be exercised by optionee no later than three (3) months after any termination of employment or status as a director with the Bank and said employment or status as a

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director must have been continuous since the granting of the option. Further, incentive stock options may only be granted to full-time, salaried employees of the Bank.

         In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

                  (a) Option Price. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such optionee shall be not less than one hundred ten percent (110%) of such fair market value at the time such option is granted.

                  (b) Duration and Exercise of Options. Each option shall vest and shall be exercisable in such manner and at such time up to but not exceeding ten (10) years from the date the option is granted for all Participants as the Committee shall determine in its sole discretion; provided, also, however, that the Committee may, in its sole discretion, accelerate the time of exercise of any option; provided, further, that if an incentive stock option is granted to an employee owning stock

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possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

         To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares, being purchased by either: cash, certified check, official bank check or the equivalent thereof acceptable to the Bank; together with written notice to the Secretary of the Bank identifying the option or part thereof being exercised and specifying the number of shares for which payment is being tendered. The Bank shall deliver to the Optionee, which delivery shall be not less than fifteen
(15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the Optionee (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers

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incentive and non-statutory stock options, separate stock certificates shall be issued; one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the non-statutory stock options.

                  (c) Termination of  Employment, or Director or Officer
Status. Upon the termination of an Optionee's status as an employee, director or officer of the Bank, his or her rights to exercise an option then held shall be only as follows:

                  DEATH OR DISABILITY: If an Optionee's employment or status as an officer or director is terminated by death or disability, such Optionee or such Optionee's qualified representative (in the event of the Optionee's mental disability) or the Optionee's estate (in the event of the Optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the Optionee was entitled to exercise such option on the date of the Optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

                  An Optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the Optionee's death.

                  CAUSE: If an employee or officer is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which

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resulted in loss, damage or injury to the Bank, or if an Optionee (other than a director) makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relationship, or engages in any conduct which constitutes unfair competition with the Bank, or if an Optionee is removed from any office of the Bank by the California State Banking Department, Federal Deposit Insurance Corporation, any other bank regulatory agency or by judicial process, neither the Optionee nor the Optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment, or director or officer status, the Optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the Optionee an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the Optionee's behalf. For the purpose of this paragraph, termination of employment or officer status shall be deemed to occur when the Bank dispatches notice or advice to the Optionee that the Optionee's employment or status as an officer is terminated and not at the time of Optionee's receipt thereof.

                  OTHER REASONS: If an Optionee's employment or

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status as a director or officer is terminated for any other reason other than those mentioned above under "Death or Disability" and "Cause", the Optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the Optionee on the date of termination of the Optionee's employment or status as a director or officer, provided the date of exercise is in no event after the expiration of the term of the option.

                  (d) Transferability of Option. Each option shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

                  (e) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any Optionee any right to continue in the employ or in the status as an officer of the Bank, nor limit in any way the right of the Bank to terminate an Optionee's employment or status as an officer at any time.

                  Nor shall any option, nor anything contained in the Plan, obligate the Bank or any Affiliate to continue any Optionee's status as a director or to vote any shares held by the Bank's proxy holders in favor of any Optionee at any shareholders' meeting of the Bank at which directors are to be elected.

                  (f) Use of Proceeds from Stock. Proceeds from

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the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Bank.

                  (g) Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

                  (h) In conformance with the policies of the State Banking Department, the number of shares subject to outstanding stock options held by any single optionee may not exceed ten percent (10%) of the Bank's outstanding shares.

                  (i) The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Bank) shall not exceed $100,000.

6.       ADJUSTMENT OF AND CHANGES IN THE SHARES

                  In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend or increased

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or decreased through a stock split, the Board of Directors shall substitute for or add to each share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable so that any Optionee's proportionate interest in the Bank by reason of his rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option and with a corresponding adjustment in the option price per share.

                  In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Committee shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, however, that in all events the Optionee shall have the

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right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the Optionee's option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provision of
Section 5(b) hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

                  In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof), any Optionee under this Plan shall have the right upon the commencement of such offer to exercise the option and purchase shares subject thereto to the extent of any unexercised or invested portion of such option.

                  No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for


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all purposes of the Plan.

                  To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7.       LISTING OR QUALIFICATION OF SHARES

                  All options granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not

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acceptable to the Board of Directors or the Committtee.

8.       AMENDMENT AND TERMINATION OF THE PLAN

                  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Bank, (i) increase the maximum number of shares for which options may be granted under the Plan;
(ii) change the computation as to minimum option prices set forth in Paragraph 5(a); (iii) extend the period during which options may be granted or exercised; or (iv) amend the requirements as to the class of employees, officers or directors eligible to receive options. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of an employee, director or officer to whom such option shall theretofore have been granted, adversely affect the rights of such employee, director or officer under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years from its adoption by the Board of Directors unless earlier terminated by the Board of Directors.

9.       EFFECTIVENESS OF THE PLAN

                  The Plan shall become effective only upon adoption by the Board of Directors and the approval of the Plan by a majority of the outstanding shares of the Bank and by a majority of the shares excluding any shares owned by any Optionee under the Plan within twelve (12) months of adoption by the Board of

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Directors.

10. PRIVILEGES OF STOCK 0WNERSHIP;  SECURITIES LAW COMPLIANCE; NOTICE OF SALE

                  No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the Optionee.
No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Bank may be listed shall have been fully complied with. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any shares are issued pursuant to the exercise of such options.

Date:_______________, 1990.

                                                         _______________________
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